SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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Man Sang Holdings, Inc.

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MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 6, 2003

To the Stockholders of Man Sang Holdings, Inc.:

     An Annual Meeting of Stockholders of Man Sang Holdings, Inc. (the “Company”) will be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, at 10:00 a.m., on Wednesday, August 6, 2003 for the following purposes :

1.	To elect five Directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte Touche Tohmatsu as the Company’s independent accountants.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 7, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

By Order of the Board of Directors

/s/ Sophia Ho

Sophia Ho Secretary

Hong Kong
July 7, 2003

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2003

MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 6, 2003

Purpose

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), to be voted at the 2003 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, on Wednesday, August 6, 2003 at 10:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy are being mailed to stockholders on or about July 14, 2003. All of the expenses in connection with soliciting proxies from stockholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company’s common stock, will be borne by the Company.

Proxies and Revocation of Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein and FOR the ratification of the appointment of the designated independent accountants. Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or (ii) attending the Annual Meeting and voting in person.

Voting Securities

     The Board of Directors has fixed July 7, 2003 as the record date (the “Record Date”) for the determination of holders of common stock, $0.001* par value, of the Company (the “Common Stock”) entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 4,405,960 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to one-third voting control, or an aggregate of 2,202,980 votes at the Annual Meeting, in all matters voted on by the stockholders of the Company.

*	Unless otherwise indicated as Hong Kong dollars or HK$, all financial information contained herein is presented in US dollars. The translation of Hong Kong dollar amounts into United States dollars are for convenience only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2003. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

Securities Ownership of Certain Beneficial Owners and Management

Common Stock

     The information furnished in the following table indicates beneficial ownership of shares of the Company’s Common Stock, as of July 7, 2003, by (i) each stockholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director, nominee for director and Named Officer (defined in “Information Regarding Executive Officers” in Proposal 1 below) of the Company, individually, and (iii) all officers and directors of the Company as a group.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership (1)	Percent of Class

Cafoong Limited (2) (4)	2,750,000	57%
Cheng Chung Hing, Ricky (2) (3) (4)	2,850,000	59%
Cheng Tai Po (2) (3) (4)	2,850,000	59%
Yan Sau Man, Amy (3) (4)	100,000	2%
Lai Chau Ming, Matthew (4)	- 0 -	*
Yuen Ka Lok, Ernest (4)	- 0 -	*
Ho Suk Han, Sophia (4)	- 0 -	*
All executive officers and directors as a group (6 persons)	3,050,000	63%

*	Less than 1%

(1)	This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

(2)	Cafoong Limited owns directly 1,357,875 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,392,125 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(3)	Each of Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy has the right, within 60 days, to exercise non-qualified options granted under the 1996 Stock Option Plan to purchase 100,000 shares of Common Stock of the Company.

(4)	Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

Preferred Stock

     The following table is furnished as of July 7, 2003, to indicate beneficial ownership of the Company’s Series A Preferred Shares by each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Series A Preferred Shares.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership (1)	Percent of Class

Cafoong Limited (1) (2)	100,000	100%

(1)	Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2)	Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

Changes in Control

     To the knowledge of management, there are no present arrangements or pledges of securities of the Company that may result in a change in control of the Company.

Quorum and Voting Procedures

     The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

     The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the nominees to the Board of Directors named in this Proxy Statement and for the ratification of the appointment of Deloitte Touche Tohmatsu as the Company’s independent accountants; and at the discretion of the persons named in the accompanying proxy on any other business that may properly come before the Annual Meeting.

     Under applicable law and the Company’s Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting, the five nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Deloitte Touche Tohmatsu as the Company’s independent accountants will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

     The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Under the laws of the State of Nevada, dissenters rights are not available to stockholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

     Five directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and shall have been qualified. The Board of Directors has nominated Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest to serve as directors (the “Nominees”). Directors shall be elected by stockholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company’s Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual stockholders’ meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

     The following table sets forth, as of July 7, 2003, the name and age, position held with the Company and term of office, of each director of the Company and the period or periods during which he or she has served in his or her respective position(s).

Name	Age	Position(s) held	Term of Office

Cheng Chung Hing, Ricky	42	President and Chairman of the Board	1/96 — present
		Chief Executive Officer	1/98 — present
		Chief Financial Officer	2/99 — 8/99
			and
			8/00 — present
Cheng Tai Po	51	Vice Chairman of the Board	1/96 — present
Yan Sau Man, Amy	40	Vice President and Director	1/96 — present
Lai Chau Ming, Matthew	50	Director	11/96 — present
Yuen Ka Lok, Ernest	40	Director	11/96 — present

Term of Office

     Each of our directors serves until his or her successor is duly elected at the next annual meeting of stockholders or until his or her earlier resignation or removal.

Information regarding Executive Officers

     The following table sets forth the names, ages and offices of our present executive officers. The periods during which such persons have served in such capacities and information with respect to non-employee directors are indicated in the description of business experience of such persons below.

Name	Age	Position Held

Cheng Chung Hing, Ricky	42	President, Chairman, Chief Executive Officer, Chief Financial Officer
Cheng Tai Po	51	Vice Chairman
Yan Sau Man, Amy	40	Vice President
Ho Suk Han, Sophia	34	Secretary

Business Experience of Directors and Executive Officers

     CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the “Group”), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited (“Man Sang BVI”) since December 1995. He was appointed Chief Executive Officer of the Company on January 2, 1998. He was appointed a member of the Compensation Committee of the Board of Directors on September 8, 1997 and Chief Financial Officer on February 27, 1999 but resigned from the two offices on September 18, 1998 and August 6, 1999 respectively. He was again appointed Chief Financial Officer on August 6, 2000. Mr. Cheng was appointed Chairman and a Director of Man Sang International Limited (“MSIL”), an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, on August 8, 1997 and August 4, 1997, respectively. Prior to the reorganization of the Group in late 1995, which culminated in the Company’s issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the “Group Reorganization”), he had served as chairman and president of various companies within the Group. Mr. Cheng has 20 years’ experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

     CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 8, 1996 and of Man Sang BVI since December 1995. He was appointed Deputy Chairman and a Director of MSIL on August 8 and August 4, 1997, respectively. Prior to the Group Reorganization, he had served as vice-chairman of various companies within the Group. Mr. Cheng has 20 years’ experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

     YAN Sau Man, Amy, has served as Vice President and a Director of the Company since January 8, 1996 and of Man Sang BVI since December 1995. She was appointed as a Director of MSIL on August 12, 1997. Ms. Yan joined the Group in 1984 and has been responsible for overall marketing and sales activities of the Company.

     LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. He was appointed a member of the Compensation Committee and a member of the Audit Committee of the Board of Directors on September 8, 1997 and September 18, 1998 respectively. Mr. Lai is currently employed as Sales Associate Director of DBS Vickers (Hong Kong) Limited (“DBS Vickers”). Prior to his joining DBS Vickers in July 1996, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, one of the biggest investment companies in Hong Kong. Mr. Lai has 30 years’ experience in investment. He is experienced in the areas of financial management and planning.

     YUEN Ka Lok, Ernest, has served as a Director of the Company since November 1996. He was appointed Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors on September 8, 1997 and September 18, 1998 respectively. Mr. Yuen was also appointed a Director of MSIL on August 12, 1997. Mr. Yuen is a solicitor and is currently a Partner in the law firm of Messrs. Yuen & Partners. Mr. Yuen joined Messrs. Ivan Tang & Co. (“ITC”) as a Consultant in August 1994 and became a Partner in January 1996. He retired from ITC as Partner and started his own practice in the name of Yuen & Partners in August, 1997. Prior to his joining ITC, from March 1992 to August 1994, Mr. Yuen was employed as Assistant Solicitor at Messrs. Van Langenbery & Lau (“VLL”) and Messrs. AB Nasir, respectively. Prior to his joining VLL, Mr. Yuen was an Articled Clerk at Messrs. Robin Bridge & John Liu. From 1985 to 1987, Mr. Yuen was an audit trainee at Price Waterhouse (now known as PriceWaterhouseCoopers), an international accounting firm. Mr. Yuen is experienced in civil and criminal litigations as well as general commercial practice.

     HO Suk Han, Sophia, has served as Secretary of the Company since January 1998. Miss Ho has over 10 years’ experience in company secretarial work in an international accounting firm and several listed companies in Hong Kong. She is an associate of The Hong Kong Institute of Company Secretaries and The Institute of Chartered Secretaries and Administrators in Hong Kong Limited.

Family Relationships

     Cheng Chung Hing, Ricky and Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above-named directors and executive officers of the Company.

Compliance with Section 16(a) of Exchange Act

     Based solely on a review of copies of the forms provided to the Company, or written representations that no other filing of forms was required, we believe that for fiscal 2003, all reports required under Section 16(a) of the Securities Exchange Act were timely filed.

Committees and Attendance of the Board of Directors

Audit Committee

     The Company’s Audit Committee consists of Alexander Reid Hamilton as Chairman, and Yuen Ka Lok, Ernest and Lai Chau Ming, Matthew as Committee members. Mr. Hamilton is a Director and Chairman of the Audit Committee of MSIL. He was a partner in an international accounting firm for 16 years and has over 22 years of audit and accounting experience. Mr. Hamilton serves as audit committee member of several companies that are listed on The Stock Exchange of Hong Kong Limited. With his extensive experience, the Company invited him to act as Chairman of the Audit Committee. All the committee members are independent as defined in the applicable standards of the National Association of Securities Dealers currently in effect.

     The Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company. Besides the monitoring function, the Committee also makes recommendations on improvements and conducts any other duties as the Board of Directors may delegate. The Board of Directors has adopted a charter for the Committee to set forth its authority and responsibilities.

     During the year ended March 31, 2003, the Committee held four meetings to review the financial results of the Company before presentation to the Board of Directors for approval and release.

Report of the Audit Committee

     In fiscal 2003, the Audit Committee has:

•	reviewed and discussed with the Company’s independent accountants and with management the audited financial statements for the year ended March 31, 2003;

•	discussed with the independent accountants the matters outlined in the Statement on Auditing Standards No.61 (Communication with Audit Committees);

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees);

•	discussed with the independent accountants the independent accountants’ independence.

     Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that audited financial statements for the year ended March 31, 2003 be included in the Company’s annual report on Form 10-K.

     The Committee also reviewed the Company’s unaudited financial statements and reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2002 before presentation to the Board of Directors for approval and release.

Audit Committee
Alexander Reid Hamilton, Chairman
Yuen Ka Lok, Ernest
Lai Chau Ming, Matthew

Compensation Committee

     The Company’s Compensation Committee consists of Yuen Ka Lok, Ernest as Chairman, and Cheng Chung Hing, Ricky and Lai Chau Ming, Matthew as Committee members.

     The Compensation Committee deliberates and stipulates the compensation policy for the Company and to administer the 1996 Stock Option Plan. During the year ended March 31, 2003, the Compensation Committee met six times (one of which was as part of a full board meeting) to discuss and review the compensation policies of the Company, including but not limited to the grant and administration of stock options to Directors (see “Option Grants in Fiscal 2003”). The Company engaged two consultants during the year to explore business opportunities and identify potential mergers and acquisitions opportunities. The Compensation Committee considered compensation to the consultants might be in various forms, like cash, stock options or the Company’s common stock. Compensation in the form of common stock would serve as a stronger incentive, therefore the Compensation Committee and the Board of Directors approved a grant of 410,000 shares of Common Stock to the consultants on April 8, 2002.

     Besides the Audit and Compensation Committee, the Board of Directors presently maintains no other committees.

Attendance of the Board of Directors

     During the year ended March 31, 2003, the Board of Directors held ten meetings. Yuen Ka Lok, Ernest and Lai Chau Ming, Matthew do not engage in daily management of the Company; they attended less than 75% of the meetings of the Board of Directors.

Report of the Compensation Committee

Overview

     While for convenience of reference this Proxy Statement has used “the Company” when referring to the overall business of the Group, Man Sang Holdings, Inc. itself only has one employee. The employee directors of the Company have entered into Services Agreement with MSIL (see Employment Agreements below). Other executive officers in the management team are employed by a subsidiary of MSIL.

     In the 2002 Annual General Meeting of MSIL held in August 2002, the stockholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year. The MSIL Board determined that the compensation packages of its directors were generally competitive. Hence, the compensation packages remained unchanged for fiscal 2003.

     As at July 7, 2003, the Company via its subsidiary, Man Sang BVI, holds 426,000,000 shares, or 56.66% of the issued capital, of MSIL. Since the overall compensation of the executive officers of the Company is determined by the Board of Directors of MSIL, the Company’s Compensation Committee takes up a monitoring function. The Committee reviews the decisions of the MSIL Board in relation to this issue. Should the Committee disagree with the decisions of the MSIL Board, the Committee may advise the Company’s Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL Board to fix compensation for MSIL’s directors and executives.

     For fiscal 2003, all executive officers received their salaries from MSIL and each of Cheng Chung Hing, Ricky and Cheng Tai Po received a bonus from the Company.

     With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to steer the Company towards more diversified business. The Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages, and granted a bonus to each of Cheng Chung Hing, Ricky,

Chairman of the Board and Cheng Tai Po, Vice Chairman, on December 20, 2002 and stock options to each of Cheng Chung Hing, Ricky and Cheng Tai Po on March 26, 2003.

Executive Compensation

     During fiscal 2003, other than its Chief Executive Officer, the Company had two executive officers in the management team, and two additional employees, whose annual compensation exceeded (or would have exceeded if annualized) HK$780,000 (approximately $100,000). The following table sets forth information concerning cash and non-cash compensation paid to such persons during fiscal 2003, 2002 and 2001.

							Long-Term
		Annual Compensation					Compensation

							Securities
					Other Annual		Underlying
Name and Principal Position	Year	Salary	Bonus		Compensation(5)		Options Granted

		(HK$)	(HK$)		(HK$)		(#)
Cheng Chung Hing, Ricky	2003	3,000,000	1,000,000	(2)	1,076,400	(6)	150,000 (8)
Chairman of the Board,	2002	3,000,000	1,000,000	(2)	685,152	(6)	—
President, CEO & CFO	2001	3,000,000	1,000,000	(2)	519,002	(6)	12,000,000 (9)

Cheng Tai Po	2003	3,000,000	1,000,000	(2)	45,659	(7)	100,000 (8)
Vice Chairman	2002	3,000,000	1,000,000	(2)	1,083,685	(7)	—
	2001	3,000,000	1,000,000	(2)	1,185,603	(7)	12,000,000 (9)

Yan Sau Man, Amy	2003	1,200,000	150,000	(3)	—		—
Vice President and Director	2002	1,200,000	—		—		—
	2001	1,116,667	83,333	(3)	—		6,000,000 (9)

So Nai Leung, Jimmy (1)	2003	393,333	120,000	(4)	—		—
General Manager of a subsidiary of MSIL

Au Moon Ying, Henry (1)	2003	464,774	—		—		—
Group Financial Controller

(1)	In fiscal 2003, So Nai Leung, Jimmy and Au Moon Ying, Henry both commenced employment with the Company in fiscal 2003.

(2)	Each of Cheng Chung Hing, Ricky and Cheng Tai Po received a bonus of HK$1,000,000 from the Company for each of fiscal 2003, 2002 and 2001.

(3)	Yan Sau Man, Amy received a bonus of HK$150,000 and HK$83,333 from MSIL for fiscal 2003 and 2001 respectively.

(4)	So Nai Leung, Jimmy’s bonus may, in accordance with his employment agreement, be adjusted at the end of calendar year 2003, depending on his performance. If he exceeds his performance target, he may receive an additional bonus; if he fails to achieve his performance target, he may be required to return some or all bonus already paid to him.

(5)	Although the officers receive certain perquisites such as company provided life insurance, travel insurance, medical insurance and mandatory provident fund, the value of such perquisites did not exceed the lesser of HK$390,000 (approximately $50,000) or 10% of the officer’s salary and bonus.

(6)	In addition to the amounts referred to in note (2) above, Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was HK$1,076,400, HK$685,152 and HK$519,002 for fiscal 2003, 2002 and 2001 respectively. The estimated fair rental value is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(7)	In addition to the amounts referred to in note (2) above, Cheng Tai Po was provided the right to use a leasehold property of the Company at no cost as his personal residence till January 13, 2002. The estimated fair rental value of such leasehold property was HK$1,055,738 and HK$1,185,603 for fiscal 2002 and 2001 respectively. The estimated fair rental value is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered. From January 14, 2002 to June 24, 2002, Cheng Tai Po stayed in a hotel when he was in Hong Kong at the Company’s expenses. The hotel charges for fiscal 2003 and 2002 were HK$45,659 and HK$27,947 respectively.

(8)	Cheng Chung Hing, Ricky and Cheng Tai Po each received options from the Company in fiscal 2003.

(9)	Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy each received options from MSIL in fiscal 2001, all of which expired in fiscal 2003 without exercise.

Option Grants in Fiscal 2003

The Company

     The Compensation Committee and the Board of Directors recognized the need for continuously providing competitive compensation and strong incentives to Cheng Chung Hing, Ricky and Cheng Tai Po who have made significant contributions to the diversification of business of the Company. In this respect, on March 26, 2003, pursuant to the Company’s 1996 Stock Option Plan, the Committee granted to Cheng Chung Hing, Ricky and Cheng Tai Po at no consideration non-qualified options to purchase 150,000 and 100,000 shares of the Company’s common stock respectively, at an exercise price of $1.1 per share (representing 100% of the latest closing price of the Company’s common stock before the date of grant). Half of the options vest on March 26, 2004 and half of which vest on March 26, 2005. These options are not intended to be eligible for special tax treatment as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

	Individual Grants
					Potential Realizable Value
		Percent of Total Options Granted to Employees in 2003			at Assumed Annual Rate
	Number of Securities Underlying Options Granted				of Stock Price
					Appreciation for Option
					Term(1)
			Exercise	Expiration
Name and Principal Position			Price	Date	5%	10%

	(#)	(%)	($/Share)		($)	($)
Cheng Chung Hing, Ricky Chairman of the Board, President, CEO & CFO	150,000	60	1.1	3/26/2013	103,768	262,968

Cheng Tai Po Vice Chairman	100,000	40	1.1	3/26/2013	69,178	175,312

(1)	These amounts represent the hypothetical option gains that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option terms as required by the Securities and Exchange Commission Rules. These hypothetical gains are not forecasts of future appreciation in the Company’s stock prices.

     MSIL

     In fiscal 2003, MSIL did not grant any option to any of its directors or executive officers.

     Aggregated Option/SAR Exercises in Fiscal 2003 and Fiscal Year-End Option/SAR Values

     No executive officer exercised his/her options to purchase Common Stock of the Company or shares of MSIL in fiscal 2003.

     The following table indicates the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of March 31, 2003, and the value of exercisable and unexercisable “in-the-money” options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at March 31, 2003.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at March 31, 2003		March 31, 2003 (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

The Company

Cheng Chung Hing, Ricky	100,000	150,000	$0	$0

Cheng Tai Po	100,000	100,000	$0	$0

Yan Sau Man, Amy	100,000	0	$0	$0

MSIL

None

(1)	Calculated based on the March 31, 2003 closing stock price of $1.10 per share.

Performance Graph

     The following graph summarizes cumulative total stockholder return (assuming reinvestment of dividends) on the Common Stock of the Company and IWI Holding Limited (“IWI”), a peer issuer selected by the Company. The Company’s Common Stock was first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, on June 17, 1996. As there was no trading of the Company’s Common Stock on June 17 and June 18, 1996, the trading price of the Common Stock of the Company was not available. Therefore, the measurement period hereto commenced on June 19, 1996 and ended on March 31, 2003, the Company’s 2003 fiscal year end date. The graph assumes that $100 was invested on June 19, 1996.

     The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future stock price performance or the financial performance of the Company. Stockholders are encouraged to review the Financial Statements of the Company contained in the accompanying annual report on Form 10-K for the fiscal year ended March 31, 2003.

	6/19/96	3/31/97	3/31/98	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03

The Company’s Common Stock	$100	$15.57	$8.93	$12.50	$16.07	$6.47	$8.28	$7.85
IWI’s Common Stock	$100	$46.67	$8.32	$3.73	$21.33	$3.73	$16.00	$8.53

     As there is no broad equity market index for the OTC Bulletin Board where the Company’s Common Stock is traded and there is no published industry or line-of-business index for the pearl or jewelry business in which the Company is engaged, the Company has selected IWI as a peer issuer for comparison. IWI is engaged primarily in the design, assembly, merchandising and wholesale distribution of jewelry.

Employment Agreements

     Man Sang Holdings, Inc. itself has only one employee. However, MSIL entered into Service Agreements with each of Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy on September 8, 1997 and September 1, 2000. The major terms of these agreements are as follows:-

•	the service agreement of each of Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy is for an initial term of 3 years commencing on September 1, 1997 and renewed for another term of 3 years commencing on September 1, 2000. Each service agreement may be terminated by either party by giving the other written notice of not less than 3 months;

•	the annual basic salary payable to each of Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy shall be HK$3 million, HK$3 million and HK$1.2 million respectively, subject to annual review by the Board of MSIL every year; and

•	each of Cheng Chung Hing, Ricky, Cheng Tai Po and Yan Sau Man, Amy is also entitled to a discretionary bonus in respect of each financial year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any financial year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

Compensation of Directors

     No employee of the Company receives any compensation for his or her service as a Director. The Company paid each of Yuen Ka Lok, Ernest and Lai Chau Ming, Matthew HK$100,000 for their services as non-employee directors of the Company in fiscal 2003. MSIL paid HK$100,000 and HK$200,000 to Yuen Ka Lok, Ernest and Alexander Reid Hamilton (who is not a director of the Company but is a director of MSIL) respectively for their services as a director of MSIL. Except as disclosed in the next paragraph, no additional compensation of any nature was paid to any non-employee director of the Company.

     An amount of HK$3,900 is paid to each non-employee director and to Alexander Reid Hamilton for their participation in each Audit Committee meeting. In fiscal 2003, the Audit Committee members were compensated as follows:-

	Amount Received

Audit Committee Members	The Company	MSIL

	(HK$)	(HK$)
Lai Chau Ming, Matthew	7,800	N/A
Yuen Ka Lok, Ernest	15,600	15,600
Alexander Reid Hamilton	15,600	15,600

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are not executives of the Company or any of its subsidiaries, save as disclosed in “Item 13 — Certain Relationships and Related Transactions.”

     Except as described herein, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee, (ii) served as a director of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity outside the Group, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

During the past three years,

•	before the enactment of Sarbanes-Oxley Act of 2002, the Company had loaned funds to Cheng Chung Hing, Ricky and Cheng Tai Po, the Chairman and Vice Chairman of the Company. The maximum amount advanced to Cheng Chung Hing, Ricky and Cheng Tai Po during the past three years reached HK$520,898 and HK$416,885, respectively, in fiscal 2001. During fiscal 2003, the Company did not make personal loans or advances to any executive officers. All such prior advances were made on an interest free basis and without definitive repayment terms.

•	the Company has not received advances from any director, executive officer or stockholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company’s Common Stock.

     Yuen Ka Lok, Ernest, a director of both the Company and MSIL, the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Company.

     Lai Chau Ming, Matthew, a director of the Company, a member of the Compensation Committee and the Audit Committee of the Board of Directors of the Company, is Sales Associate Director at DBS Vickers. MSIL holds certain securities that are quoted on The Stock Exchange of Hong Kong Limited and maintains a securities account with DBS Vickers. Mr. Lai is in charge of such account. MSIL pays standard brokerage fees to DBS Vickers when transaction occurs. Mr. Lai has advised the Company that he receives basic monthly salary and a year end performance bonus from DBS Vickers, that he receives no commission from MSIL’s securities transactions, and that his performance on MSIL account is insignificant towards the calculation of his year end performance bonus.

     Alexander Reid Hamilton, Chairman of the Audit Committee of the Board of Directors of the Company, is a director of MSIL.

     In fiscal 2003, the Company established Accurate Gain Developments Limited, a subsidiary incorporated the British Virgin Islands (“Accurate Gain”), to carry out certain feasibility studies on various business proposals. Accurate Gain concluded that said business proposals were not feasible, and Mr. Cheng Chung Hing, Ricky, then purchased from the Company all issued share capital of Accurate Gain at the amount at which the Company initially capitalized Accurate Gain, thereby reimbursing the Company for its expenses on the Accurate Gain study.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Deloitte Touche Tohmatsu as independent accountants for the fiscal year ended March 31, 2003 and has further directed that the selection of such independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Deloitte Touche Tohmatsu has served as the Company’s independent accountants since 1996, and will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.

Scope of Services

     During fiscal 2003, the Company did not engage Deloitte Touche Tohmatsu for any of the followings services: (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; and (h) legal services and expert services unrelated to the audit.

     The Audit Committee of the Company has approved the nature and extent of all services provided by Deloitte Touche Tohmatsu and considered that the fees charged by Deloitte Touche Tohmatsu (see “Audit Fees” and “Tax Fees”) would not impair its independence.

Audit Fees

     Audit services of Deloitte Touche Tohmatsu during fiscal 2003 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission and other regulatory bodies. The aggregate fees for professional services rendered by Deloitte Touche Tohmatsu for the audit of the Company’s annual financial statements for fiscal 2003 and the reviews of the financial statements included in the Company’s Form 10-Q for fiscal 2003 are estimated to be HK$931,200. Deloitte Touche Tohmatsu also billed the Company HK$931,200 for the same services for fiscal 2002.

Tax Fees

     The Company and several of its indirect subsidiaries also engage Deloitte Touche Tohmatsu as their tax representative. The professional service fee for fiscal 2003 is estimated to be HK$268,800. Deloitte Touche Tohmatsu also billed the Company HK$268,800 for the same services for fiscal 2002.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

Stockholders Proposals for 2004 Annual Meeting

     Any stockholder proposal intended for inclusion in proxy materials for the 2004 annual meeting of the stockholders must be received in proper form by the Company at its principal office no later than March 16, 2004. If notice of a stockholder proposal submitted with respect to the 2004 annual meeting of the stockholders is received by the Company after May 29, 2004, the proxies will use their discretionary authority to vote on such proposal.

Other Matters

     The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

Householding

     The Company delivers a copy of its proxy materials to each stockholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials in July of each year at the following address: 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, Attention: Secretary of the Company.

Annual Reports

     A copy of the Company’s 2003 Annual Report to stockholders, which is the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2003 accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors

/s/ Sophia Ho

Sophia Ho Secretary

Hong Kong
July 7, 2003

MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2003

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the “Meeting”) of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), on August 6, 2003, at 10:00 a.m., or at any postponements or adjournments thereof, in the manner designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote as if personally present.

1.	GRANTING WITHHOLDING authority to vote for the election as directors of the Company the following nominees:

(Instructions : To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest.

2.	Proposal to ratify the appointment of Deloitte Touche Tohmatsu as the Company’s independent accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

(continued, and to be signed, on other side)

(continued from other side)

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IF ANY OTHER MATTER SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF PROXIES.

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

Dated : , 2003

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.